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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of COHR Inc. on Form S-8 (relating to the registration of 600,000 common shares for the 1995 Stock Option Plan of COHR Inc. and 300,000 common shares for the 1996 Stock Option Plan of COHR Inc.) of our report dated June 11, 1998, appearing in COHR Inc.'s Form 10-K for the year ended March 31, 1998 and to the reference to us in Part II, Item 3 of this Registration Statement.


DELOITTE & TOUCHE LLP



Los Angeles, California
June 29, 1998